Exhibit 24

POWER OF ATTORNEY

     The undersigned hereby appoints any officer of Herakles Investments, Inc., his true and lawful attorney-in-fact and agent to execute and file with the Securities and Exchange Commission any Schedule 13D, Form 3, Form 4, Form 5, and any amendments thereto or any related documentation which may be required to be filed in his individual capacity as a result of the undersigned’s direct or indirect beneficial ownership of, or participation in a group with respect to, shares of common stock of iSecureTrac Corp., and granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing which he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, may lawfully do or cause to be done by virtue hereof. The authority of any officer of Herakles Investments, Inc., under this Power of Attorney shall continue with respect to the undersigned until the undersigned is no longer required to file Schedule 13Ds, Form 3s, Form 4s, and Form 5s unless revoked earlier in writing.

     The undersigned shall not be deemed to admit membership in a group by reason of executing this Power of Attorney.

     This Power of Attorney may be executed in one or more counterparts, each of which shall be deemed to be an original instrument, but all of such counterparts together shall constitute but one agreement.

Date: July 5, 2005

MYKONOS 6420 LP

By:	Sponsor Investments, LLC, its general partner

By:	Herakles Investments, Inc., its manager

By:	/s/ Heather Kreager
	Name:	Heather Kreager
	Title:	Vice President

SPONSOR INVESTMENTS, LLC
By:	Herakles Investments, Inc., its manager

By:	/s/ Heather Kreager
	Name:	Heather Kreager
	Title:	Vice President

HERAKLES INVESTMENTS, INC.
By:	/s/ Heather Kreager
	Name:	Heather Kreager
	Title:	Vice President

CONSOLIDATED INVESTMENT SERVICES, INC.
By:	/s/ Heather Kreager
	Name:	Heather Kreager
	Title:	Vice President

SAMMONS ENTERPRISES, INC.
By:	/s/ Joseph A. Ethridge
	Name:	Joseph A. Ethridge
	Title:	Senior Vice President

CHARLES A. SAMMONS 1987 CHARITABLE REMAINDER TRUST NUMBER TWO
By:	/s/ Robert W. Korba
	Name:	Robert W. Korba, not individually but
	Title:	soley as Trustee

By:	/s/ Elaine D. Sammons
	Name:	Elaine D. Sammons, not individually but
	Title:	soley as Trustee